As filed with the Securities and Exchange Commission on June 16, 2009
Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NewCardio, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1826789 (I.R.S. Employer Identification No.)

2350 Mission College Blvd. Suite 1175
Santa Clara, CA 95054

(Address of principal executive offices) (Zip Code)

2009 Equity Compensation Plan
 (Full title of the plans)

Branislav Vajdic
Chief Executive Officer
NewCardio, Inc.
2350 Mission College Boulevard, Suite 1175
Santa Clara, California 95054
(Name and Address of agent for service)

(408) 516-5000

(Telephone number, including area code, of agent for service)

With a copy to:

Thomas Rose, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Phone (212) 930-9700
Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

  Large accelerated filer ☐               Accelerated filer ☐             Non-accelerated filer  ☐
Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	8,000,000 (1)	$0.75 (2)	$6,000,000	$334.80

(1)	Represents shares of common stock issuable pursuant to the 2009 Equity Compensation Plan.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price of the Common Stock as reported on June 12, 2009 on the OTC Electronic Bulletin Board, which was $0.80 and $0.70, respectively.

EXPLANATORY NOTE

This Registration Statement is being filed by NewCardio, Inc. (the “Company”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) in order to register 8,000,000 shares of the Company’s common stock, par value $.001 per share, the amount of shares issuable under the Company’s 2009 Equity Compensation Plan (the “Plan”) which is filed as an exhibit to this Registration Statement.

This Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act.  The reoffer prospectus may be used for reoffer and resales of restricted securities (as such term is defined in General Instruction C to Form S-8) acquired pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information.

The Company will provide each participant (the “Recipient”) with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Branislav Vajdic
Chief Executive Officer
NewCardio, Inc.
2350 Mission College Boulevard, Suite 1175
Santa Clara, California 95054
(408) 516-5000

(i)

REOFFER PROSPECTUS

NewCardio, Inc.
1,575,000 Shares of
Common Stock

This reoffer prospectus relates to the sale of up to 1,575,000 shares of our common stock, $.001 par value per share that may be offered and resold from time to time by existing selling stockholders identified in this prospectus for their own account issuable pursuant to the Plan. It is anticipated that the selling stockholders will offer common shares for sale from time to time in one or more transactions on the OTC Bulletin Board, or such other stock market or exchange on which our common stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 10 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares of common stock have been issued pursuant to the Plan.

 This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 4 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

Our common stock is quoted on the OTC Bulletin Board under the symbol “NWCI” and the last reported sale price of our common stock on June 12, 2009 was $0.74 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 16, 2009

NewCardio, Inc.

TABLE OF CONTENTS

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

 NewCardio, Inc., a Delaware corporation (“NewCardio”), through its wholly-owned subsidiary, NewCardio Technologies, Inc., a Delaware corporation (“NewCardio Technologies”), is a development-stage cardiac diagnostic company focused on the research, development and commercialization of products and services for the non-invasive diagnosis and monitoring of cardiovascular disease (“CVD”), as well as the cardiac safety assessment of new drugs under development.  We are currently focused on the development of a proprietary platform technology for our products, which we believe will improve the diagnostic accuracy and value of the standard 12-lead electrocardiogram (“ECG").  Our 3-D ECG platform is designed to reduce the time and expense involved in assessing cardiac status, while increasing the ability to diagnose clinically significant conditions which were previously difficult or impossible to detect, using currently available electrocardiographic techniques.  We expect a key application of our technology to be the assessment of cardiac safety for new drugs under development.

 NewCardio was incorporated in the State of Delaware on September 2, 2003, under the name EP Floors, Inc. (“EP Floors”). NewCardio Technologies was incorporated in the State of Delaware on September 7, 2004 under the name NewCardio, Inc.  On November 16, 2006, in connection with the sale of substantially all of the shares of common stock, EP Floors ceased operations and became a shell corporation.  On November 20, 2006, EP Floor’s corporate name was changed to Marine Park Holdings, Inc. (“Marine Park”).  From November 16, 2006 through December 27, 2007, Marine Park was a shell company.  On December 27, 2007, Marine Park consummated a reverse merger by entering into a share exchange agreement with the stockholders of NewCardio Technologies (the “Share Exchange”), pursuant to which the stockholders of NewCardio Technologies exchanged all of the issued and outstanding capital stock of NewCardio Technologies for 18,682,537 shares of common stock of Marine Park, representing 92% of Marine Park’s outstanding capital stock, after the return to treasury and retirement of 9,445,015 shares of common stock of Marine Park held by certain stockholders of Marine Park made concurrently with the share exchange.  As of December 27, 2007, Marine Park’s officers and directors resigned their positions and Marine Park changed its business to NewCardio Technologies’ business.  As a result, the historical discussion and financial statements for periods prior to December 28, 2007, included in our Annual Report on Form 10-K, which is incorporated hereto by reference, are those of NewCardio Technologies.  On January 17, 2008, Marine Park’s corporate name was changed to NewCardio, Inc. and NewCardio’s corporate name was changed to NewCardio Technologies, resulting in the current corporate structure in which NewCardio, Inc. is the parent corporation, and NewCardio Technologies, Inc. is its wholly-owned subsidiary.

 Our principal executive offices are located at 2350 Mission College Boulevard, Suite 1175, Santa Clara, CA 95054 and our telephone number is (408) 516-5000.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition and results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risk Factors Related to Our Business.

We are a development stage company and may never commercialize any of our products or earn a profit.

            We are a development stage company and have incurred losses since we were formed. We have incurred operating losses of $9,324,465 during the year ended December 31, 2008 and incurred cumulative losses since our inception on September 7, 2004 through, December 31, 2008 of $12,570,239. While we have initiated the commercialization of our first product, QTinno™, we have not generated any revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our technology. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue or attain profitability, we will not be able to sustain operations and will have to curtail significantly or cease operations.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern .

In their audit opinion issued in connection with our consolidated balance sheets as of December 31, 2008 and our related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008, our auditors have expressed substantial doubt about our ability to continue as a going concern given our recurring net losses, negative cash flows from operations, planned spending levels and the limited amount of funds on our balance sheet.  We have prepared our financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue in existence.

We may need to raise additional capital. If we are unable to raise additional capital, our business may fail.

Because we are a development stage company and have no revenues, we need to secure on-going funding. Our current working capital is not expected to be sufficient to carry out all of our plans and to fund our operating losses until we are able to generate enough revenues to sustain our business.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail.  To secure additional financing, we may need to borrow money or sell more securities.  Under these circumstances, we may be unable to secure additional financing on favorable terms or at all.

 Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations which would have a material negative effect on operating results and most likely result in a lower stock price.

We may need to raise capital to fund our operations, and our failure to obtain funding when needed may force us to delay, reduce or eliminate our product development efforts.

If in the future, until we are capable of generating sufficient revenues from operations and our capital resources are sufficient to meet future requirements, we may have to raise funds to continue the development, commercialization, marketing and sale of our products.

 We cannot be certain that funding will be available on acceptable terms, or at all. In these current economic times, equity is not as readily available for pre-revenue public companies as it may have been in the past. Valuations are also under pressure. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. The debt markets are most likely closed to us. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of our products, obtain funds by entering into agreements on unattractive terms or restrict or cease our operations and go out of business.

The commercial success of our products will depend on the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

The use of our heart diagnostic products has never been commercialized. Even if approved for sale by the appropriate regulatory authorities, physicians may not order diagnostic tests based on our heart diagnostic technology, in which event we may be unable to generate significant revenue or become profitable. In addition, physicians and patients may not utilize the heart diagnostic products unless third-party payors, such as managed care organizations, Medicare and Medicaid, pay a substantial portion of the test’s price.

There is significant uncertainty concerning third-party reimbursement of any test incorporating new technology. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that tests using our technologies are:

·	not experimental or investigational,
·	medically necessary,
·	appropriate for specific patient,
·	cost-effective, and
·	supported by peer-reviewed publications.

Since each payor makes its own decision as to whether to establish a policy to reimburse for a test, seeking these approvals is a time-consuming and costly process, we cannot be certain that coverage will be provided by any third-party payors, in which event we may be unable to generate significant revenue or become profitable.

Our products are highly regulated, and we will not be able to commercialize our products if we cannot obtain the necessary regulatory approvals.

Our products are subject to extensive regulation and/or acceptance by numerous governmental authorities in the United States and other countries, including the FDA.  Most of our products will require governmental clearance before they can be commercialized, and may even require governmental approval before they can be commercialized.  If we are unable to obtain regulatory clearances or approvals for our products at all or in a timely manner, we will not be able to grow as quickly as expected, or at all, and the loss of anticipated revenues will reduce our ability to fully fund our operations and to otherwise execute our business plan.  Our failure to receive the regulatory clearances or approvals in the United States would likely cause us to cease operations and go out of business.

 As we develop additional new products we will be required to determine what regulatory requirements, if any, we must comply with in order to market and sell our products in the United States and worldwide.  The process of obtaining regulatory clearance and approval could take years and be very costly, if clearance or approval can be obtained at all.  If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give no assurance, however, that we will be able to obtain regulatory clearance or approval for our products.  We also cannot assure that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.  Our failure to receive regulatory approvals in the United States in a timely manner or comply with newly enacted additional regulation could cause us to cease operations and go out of business.

 The regulatory process, which includes clinical validation of many of our products to establish their safety and effectiveness, can take many years and require the expenditure of substantial financial and other resources. Data obtained from clinical validation activities are susceptible to varying interpretations that could delay, limit or prevent regulatory approval.  In addition, delays or rejection may be encountered based upon changes in, or additions to, regulatory policies for device marketing authorization during the period of product development and regulatory review.  Delays in obtaining such clearances or approvals could adversely affect our marketing of products developed and our ability to generate commercial product revenues.

 In addition, if we desire to commercial our products worldwide, we will be required to meet regulatory requirements in countries outside the United States, which can change rapidly with relatively short notice, resulting in our products being banned in certain countries and an associated loss of revenues and income.  Foreign regulatory agencies can also introduce test format changes which, if we do not quickly address, can result in restrictions on sales of our products.  Such changes are not uncommon due to advances in basic research.

Our inability to protect our intellectual property rights could allow competitors to use our proprietary rights and technologies in competition against our company, which would reduce our sales.

We rely on a combination of patent, patent pending, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual property.  We cannot give any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights and invention assignment agreements with our employees and consultants, we can give no assurance that courts of competent jurisdiction will enforce those agreements.

If we are unable to develop products to keep pace with rapid medical and scientific change, our operating results and competitive position would be harmed.

       In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cardiac problems. These advances require us continuously to develop new products and enhance existing products to keep pace with evolving standards of care. Our solutions could become obsolete unless we continually innovate and expand our product solutions to demonstrate recurrence and treatment benefit in patients treated with new therapies. If we are unable to demonstrate the applicability of our solutions to new treatments, then sales of our solutions could decline, which would reduce our revenues.

We are dependent upon key personnel   and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our success is heavily dependent on the continued active participation of our current executive officers, including Branislav Vajdic. Loss of the services of Dr. Vajdic could have a material adverse effect upon our business, financial condition or results of operations. Dr. Vajdic currently does not any plans to retire or leave us in the near future. We maintain $2 million in key life insurance on Dr. Vajdic and nothing for any of our other executive officers or other personnel. The loss of any of our senior management could significantly impact our business until adequate replacements can be identified and put in place. In addition, as we grow we will need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure, which could delay the development, commercialization, marketing or sales of our products.  This delay may cause a delay in revenues and profitability that may require us to restrict or cease our operations and go out of business.

We may have difficulties managing growth which could lead to higher losses.

While we have not yet achieved any revenues through the sale or licensing of our products, and depending on market acceptance and the timeliness of necessary regulatory approvals, we might not be in a position to rapidly commercialize our products. Rapid growth would strain our human and capital resources, potentially leading to higher operating losses. Our ability to manage operations and control growth will be dependent upon our ability to raise and spend capital to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Should we be unsuccessful in accomplishing any of these essential aspects of our growth in an efficient and timely manner, then management may receive inadequate information necessary to manage our operations, possibly causing additional expenditures and inefficient use of existing human and capital resources or we otherwise may be forced to grow at a slower pace that could slow or eliminate our ability to achieve and sustain profitability.  Such slower than expected growth may require us to restrict or cease our operations and go out of business.

Risk Factors Related to Our Stock.

We have a history of operating losses and expect to report future losses that may cause our stock price to decline and a loss of your investment.

For the operating period since inception (September 7, 2004) through December 31, 2008, we have incurred a net cumulative loss of $18,522,037. We expect to continue to incur losses as we spend additional capital to develop and market our technologies and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness or global recession, including the current environment, may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline and result in a loss of a portion or all of your investment.

Our research and development efforts may not result in commercially viable products which could result in a decline of our stock price and a loss of your investment.

Our technologies are in the development stage. Further research and development efforts will be required to develop these technologies and incorporate them in products that can be submitted for and obtain the regulatory approvals and/or compliance required to be commercially viable products. We may not succeed in developing commercially viable products from our technologies. If we are not successful in developing commercially viable products or, if such products become commercially obsolete, our ability to generate revenues from our technologies will be severely limited.  This could cause our stock price to decline and result in the loss of a portion or all of your investment.

The price and trading volume of our common stock is subject to certain factors beyond our control that may result in significant price and volume volatility, which substantially increases the risk that you may not be able to sell your shares at or above the price that you pay for the shares.

Factors beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

●	the development of a future market for our products;

●	changes in market valuations of similar companies;

●	announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel; and

●	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board (the "OTCBB") and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price regardless of our operating performance. The historical trading of our common stock is not necessarily an indicator of how it will trade in the future and our trading price as of the date of this prospectus is not necessarily an indicator of what the trading price of our common stock might be in the future.

In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

Our issuance of common stock at a price below prevailing trading prices at the time of issuance may cause our stock price to decline.

As of December 31, 2008 there was outstanding 16,435 shares of Series ‘B’ Convertible Preferred Stock that is convertible into 16,435,000 shares of common stock, Series ‘A’ common stock warrants to purchase an aggregate of 5,200,000 shares of common stock at a price of $1.14 per share, other common stock warrants to purchase an aggregate of 3,600,000 shares of common stock at an average price of $0.61 per share, and 8,500,000 options to purchase common stock with a weighted average exercise price of $1.75 per share.  These, as well as those we may issue in the future, may result in shares of common stock being issued for consideration that is less than the trading price of our common stock at the time the shares are issued.  We may also issue shares of common stock in the future at a discount to the trading price of our common stock.  Any such below market issuances, or the potential for such issuances, could cause our stock price to decline.  Moreover, if investors holding a significant number of these shares decided to sell them in a short period of time, such sales could contribute significant downward pressure on the trading price of our stock.

Our issuance of shares of preferred stock, warrants and stock options may have a negative effect on the trading price of our common stock.

We currently have a large number of shares of preferred stock, stock options and warrants outstanding.  The conversion and exercise of these shares of preferred stock, stock options and warrants could cause significant dilution to our stockholders.  Moreover, we intend to continue to minimize our use of cash for consulting services by granting stock options and warrants to consultants at or below the current market price, which will cause additional dilution to our stockholders.  In addition to the potential dilutive effect of issuing a large number of stock options and warrants, there is the potential that a large number of the shares may be sold in the public market at any given time, which could place additional downward pressure on the trading price of our common stock.

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

Although our common stock trades on the OTCBB, a regular trading market for our common stock may not be sustained in the future. The National Association of Securities Dealers (the “NASD”) limits quotation on the OTCBB to securities of issuers that are current in their reports filed with the SEC. If we fail to be current in the filing of our reports with the SEC, our common stock will not be able to be traded on the OTCBB.  The OTCBB is an inter-dealer market that provides significantly less liquidity than a national securities exchange or automated quotation system. Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for stocks listed on national securities exchanges or automated quotation systems. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

Market prices for our common stock may be influenced by a number of factors, including:

●	the issuance of new equity securities;
●	changes in interest rates;
●	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	variations in quarterly operating results;
●	change in financial estimates by securities analysts;
●	the depth and liquidity of the market for our common stock;
●	investor perceptions of our company and the technologies industries generally; and
●	general economic and other national conditions.

Our limited prior public market and trading market may cause volatility in the market price of our common stock.

Our common stock is currently traded on a limited basis on the OTCBB.  The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

●	investors may have difficulty buying and selling or obtaining market quotations;
●	market visibility for our common stock may be limited; and
●	lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock is a "penny stock."

Our common stock is a "penny stock" under Section 15(g) of the Exchange Act. Our common stock: (i) trades at a price less than $5.00 per share; (ii) is not traded on a "recognized" national exchange; (iii) is not quoted on The NASDAQ Stock Market; and (iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than a continuous three years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend our common stock but can only trade in it on an unsolicited basis.

 Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our common stock more difficult and may reduce the value of the investment. Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in our common stock may have the ability to sell their shares of our common stock impaired. Certain foreign countries also impose limitations and restrictions on the ability of their citizens to own stock that is not traded on a recognized exchange, which, in certain instances, does not include the OTCBB.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated there under by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act (“Rule 144”), subject to certain requirements.  In general, under Rule 144, unaffiliated stockholders (or stockholders whose shares are aggregated) who have satisfied a six month holding period may sell shares of our common stock, so long as we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12-month period preceding such sale.  Once a period of six months has elapsed since the date the common stock was acquired from us or from an affiliate of ours, unaffiliated stockholders can freely sell shares of our common stock.  12 months after acquiring shares from us or an affiliate, unaffiliated stockholders can freely sell their shares without any restriction or requirement that we are current in our SEC filings.   Any substantial sale of common stock pursuant to Rule 144 may have an adverse affect on the market price of our common stock.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

We are examining and evaluating our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, as required for our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud.  If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

Lawsuits and legal proceedings.

From time to time, we may become involved in various lawsuits, disputes and claims (“Actions”), arising in the ordinary course of business.  These Actions may raise complex factual and legal issues and are subject to uncertainties.  Actions filed against us could include product liability, commercial, intellectual property, customer, employment and securities related claims, including class action lawsuits.  Plaintiffs in some Actions may seek unspecified damages or injunctive relief, or both.  Adverse results in Actions may harm our business and have material adverse effects on our business, results of operations, liquidity or financial position any or all of which could adversely affect our stock price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

 In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

 This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

This prospectus relates to sale of shares of common stock that may be offered and sold from time to time by the selling stockholders.   We will not receive any proceeds from the sale of shares by the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus (the "Selling Stockholders") are offering 1,575,000 shares offered through this prospectus that are issuable to the selling stockholders pursuant to the Plan.

The following table provides, as of June 2, 2009, information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

1.	the total number of common shares owned by each selling stockholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling stockholder;

3.	the total number of common shares that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder, prior to and upon completion of the offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders.  Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling stockholders may offer all or part of the common shares, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The common shares currently owned offered by this reoffer prospectus may be offered from time to time by the selling stockholders named below.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING(1)			NUMBER OF SHARES BEING	SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING(1)
NAME	NUMBER		PERCENT(2)	OFFERED	NUMBER	PERCENT(2)
Branislav Vajdic	8,875,165	(3)	34.96	200,000	8,875,165	34.96
Richard Brounstein	230,000	(4)	*	125,000	230,000	*
Vincent Renz	53,650	(5)	*	225,000	53,650	*
Mark Kroll	133,328	(6)	*	50,000	133,328	*
James Heisch	44,162	(7)	*	25,000	44,162	*
Robert Blair	722,794	(8)	3.0	25,000	722,794	3.0
Michael Hanson	13,332	(9)	*	25,000	13,332	*
Patrick Maguire	48,328	(10)	*	25,000	48,328	*
Ihor Gussak	21,250	(11)	*	225,000	21,250	*
Dorin Panescu	10,000	(12)	*	300,000	10,000	*
Gregory Sadowski	0	(13)	*	140,000	0	*
Kathy Walsh	0	(14)	*	65,000	0	*
Gilbert Molina	0	(15)	*	40,000	0	*
Sam George	749,500	(16)	3.13	80,000	749,500	3.13
Philip Sager	3,126	(17)	*	25,000	3,126	*
TOTAL SHARES OFFERED				1,575,000
 _____________
* less than one percent

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.

(2) Based upon 23,819,779 shares of common stock issued and outstanding as of June 2, 2009.
(3) Does not include 200,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(4) Does not include 125,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(5) Does not include 225,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(6) Does not include 50,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(7) Does not include 25,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(8) Does not include 25,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(9) Does not include 25,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(10) Does not include 25,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(11) Does not include 225,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(12) Does not include 300,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(13) Does not include 140,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(14) Does not include 65,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(15) Does not include 40,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(16) Does not include 80,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.
(17) Does not include 25,000 units issued pursuant to the Plan, which do not vest within 60 days of the date hereof.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $4.00 per share or an exercise price of less than $4.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $5,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon, for us, by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements of NewCardio, Inc. as of December 31, 2007 and December 31, 2008, and for each of the two years in the period ended December 31, 2007 and 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of RBSM LLP, the independent registered public accounting firms, upon the authority of said firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed by us with the SEC are incorporated herein by reference:

• Reference is made to our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2009, which is hereby incorporated by reference.
• Reference is made to our report on Form 8-K filed with the SEC on April 8, 2009, which is hereby incorporated by reference.
• Reference is made to our Annual Report on Form 10-K filed with the SEC on March 27, 2009, which is hereby incorporated by reference.
• Reference is made to our report on Form 8-K filed with the SEC on March 18, 2009.

• The description of our common stock in our Registration Statement on Form S-1, filed with the SEC on February 11, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on April 15, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on May 20, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on June 23, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on July 24, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 8, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 22, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 28, 2008, which is hereby incorporated by reference.

 We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Branislav Vajdic at the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

 As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

• any breach of the director's duty of loyalty to us or our stockholders;

• any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

• any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

• we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

• we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.

NEWCARDIO, INC.

1,575,000 SHARES OF COMMON STOCK

PROSPECTUS

June 16, 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECUTS

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

• Reference is made to our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2009, which is hereby incorporated by reference.
• Reference is made to our report on Form 8-K filed with the SEC on April 8, 2009, which is hereby incorporated by reference.
• Reference is made to our Annual Report on Form 10-K filed with the SEC on March 27, 2009, which is hereby incorporated by reference.
• Reference is made to our report on Form 8-K filed with the SEC on March 18, 2009, which is hereby incorporated by reference.

• The description of our common stock in our Registration Statement on Form S-1, filed with the SEC on February 11, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on April 15, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on May 20, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on June 23, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on July 24, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 8, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 22, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 28, 2008, which is hereby incorporated by reference.

• Reference is made to our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2009, which is hereby incorporated by reference.
• Reference is made to our report on Form 8-K filed with the SEC on April 8, 2009, which is hereby incorporated by reference.
• Reference is made to our Annual Report on Form 10-K filed with the SEC on March 27, 2009, which is hereby incorporated by reference.
• Reference is made to our report on Form 8-K filed with the SEC on March 18, 2009, which is hereby incorporated by reference.

• The description of our common stock in our Registration Statement on Form S-1, filed with the SEC on February 11, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on April 15, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on May 20, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on June 23, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on July 24, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 8, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 22, 2008, which is hereby incorporated by reference.
• The description of our common stock in our Registration Statement on Form S-1/A, filed with the SEC on August 28, 2008, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

 No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

 Item 6. Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

• any breach of the director's duty of loyalty to us or our stockholders;

• any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

• any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

• we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

• we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Up to 8,000,000 shares of common stock being registered pursuant to this Registration Statement may be issued under the Plan.
Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	2009 Equity Compensation Plan
23.1	Consent of RBSM LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
_____________

Item 9. Undertakings.

(1)	The undersigned Registrant hereby undertakes to:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at the time to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Santa Clara, California, on June 15, 2009.

NEWCARDIO, INC.
By:	/s/ Branislav Vajdic
Branislav Vajdic
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ezra Green, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Pursuant to the requirements of the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Branislav Vajdic, Ph.D.	Chief Executive Officer and Director	June 15, 2009
Branislav Vajdic, Ph.D.

/s/ Vincent W. Renz	President and Chief Operating Officer	June 15, 2009
Vincent W. Renz

/s/ Richard D. Brounstein	Executive Vice President, Chief Financial Officer and Secretary	June 15, 2009
Richard D. Brounstein

/s/ Mark W. Kroll, Ph.D., FACC, FHRS	Director and Chairman	June 15, 2009
Mark W. Kroll, Ph.D., FACC, FHRS

/s/ Robert M. Blair, M.Inst.P.	Director	June 15, 2009
Robert N. Blair, M.Inst.P.

/s/ James A. Heisch	Director	June 15, 2009
James A. Heisch

/s/ Jess Jones, M.D.	Director	June 15, 2009
Jess Jones, MD

/s/ Patrick Maguire, M.D., Ph.D.	Director	June 15, 2009
Patrick Maguire, M.D., Ph.D.
/s/ Michael Hanson	Director	June 15, 2009
Michael Hanson